UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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Columbia Funds Series Trust I

(Name of Registrant As Specified In Its Charter)

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ACTIVE PORTFOLIOS® MULTI-MANAGER SMALL CAP EQUITY FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

December 28, 2015

As a shareholder of the Active Portfolios® Multi-Manager Small Cap Equity Fund (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the hiring of a subadviser to manage a portion of the Fund’s assets. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the approval of a new subadviser. At a meeting of the Trust’s Board of Trustees (the “Board”) on October 20, 2015, the Board approved a subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Columbia Management”) and BMO Asset Management Corp. (“BMO”), pursuant to which BMO will manage a portion of the Fund.

The Fund has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits Columbia Management, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least March 27, 2016. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by December 28, 2016. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual report and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611 or visiting columbiathreadneedle.com/us.

A Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

TAX102_08_003_(12/15)

ACTIVE PORTFOLIOS® MULTI-MANAGER SMALL CAP EQUITY FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about December 28, 2015. This Information Statement is being made available to shareholders of Active Portfolios® Multi-Manager Small Cap Equity Fund (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Fund received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits Columbia Management Investment Advisers, LLC (“Columbia Management” or the “Investment Manager”), subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which Columbia Management believes is (are) best suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

Columbia Management, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the “IMS Agreement”) dated March 14, 2012 and most recently renewed on June 10, 2015. Also at the June 2015 meeting, in addition to the approval of the renewal of the Fund’s IMS Agreement, the Board approved the combination of the Fund’s IMS Agreement with the Fund’s administrative services agreement into the Fund’s management agreement, each with Columbia Management, to become effective for the Fund on January 1, 2016. As a result of this combination, effective January 1, 2016, the Fund’s management fees will reflect the combined then-current advisory fees and administrative service fees under the two agreements as of such date.

Prior to October 26, 2015, Columbia Management and three subadvisers (see below) each managed a portion of the Fund’s assets, or a sleeve of the Fund. Under the IMS Agreement, Columbia Management monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results (the “Subadviser Factors”). As compensation for its services, Columbia Management receives a management fee from the Fund and, from this management fee, Columbia Management pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with Columbia Management under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by Columbia Management, and provide related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and Columbia Management’s policies.

BMO ASSET MANAGEMENT CORP. AND THE NEW SUBADVISORY AGREEMENT

Prior to October 26, 2015, Conestoga Capital Advisors, LLC (“Conestoga”), Dalton, Greiner, Hartman, Maher & Co., LLC (“DGHM”) and EAM Investors, LLC (“EAM”) served as subadvisers managing the Fund’s assets. At a meeting of the Board on October 20, 2015 (the “Board Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of Columbia Management a subadvisory agreement (the “Subadvisory Agreement”) between Columbia Management and BMO Asset Management Corp. (“BMO”), pursuant to which BMO will manage a sleeve of the Fund. The Subadvisory Agreement was effective as of October 26, 2015. There were no changes to the subadvisory agreements between the Investment Manager and Conestoga, DGHM and EAM, respectively. Prior to October 26, 2015, the Fund had been managed by Columbia Management and three subadvisers since 2012.

IMS Fees Paid to Columbia Management and Subadvisory Fees Paid to BMO

Under the IMS Agreement, the Fund pays Columbia Management a management fee as follows:

Active Portfolios® Multi-Manager Small Cap Equity Fund
Net Assets (millions)	Annual rate at each asset level
First $250	0.900%
Next $250	0.850%
Over $500	0.800%

The table above represents the fee rate paid by the Fund to Columbia Management, which will not change as a result of the changes discussed above. Columbia Management, in turn, pays BMO a fee out of its own assets, calculated at the following rates:

Net Assets (millions)	Annual rate at each asset level
First $200	0.30%
Next $100	0.25%
Next $200	0.20%
Over $500	0.25%

Management fees paid by the Fund to Columbia Management for the period from August 31, 2015 to October 23, 2015*
Active Portfolios® Multi-Manager Small Cap Equity Fund (fiscal year ended 8/31/15)	$1,610,689.74

*	Fees paid to Columbia Management during the period reflect that Columbia Management and three subadvisers managed 100% of the Fund’s portfolio.

Columbia Management may allocate 20% of the Fund’s assets to BMO over the long term. During the fiscal year ended August 31, 2015, had the Subadvisory Agreement been in effect and the Fund’s assets been managed by BMO in this proportion, Columbia Management would have paid an estimated amount of $444,000 to BMO based on an average of assets over the last fiscal year divided by the number of subadvisers. The portion of the Fund’s assets allocated to BMO may change over time as may the overall assets of the Fund. Columbia Management paid the Fund’s other subadvisers from these fees, which were $894,675 for Conestoga, $907,318 for DGHM and $875,997 for EAM.

INFORMATION ABOUT BMO

BMO was established in 1989. BMO has over 200 professionals worldwide and manages multiple proprietary and subadvised mutual funds. BMO has 21 years of subadvisory experience. BMO is a wholly owned subsidiary of BMO Financial Corp., which is a wholly owned subsidiary of the Bank of Montreal, a publicly held Canadian diversified financial services company. As of September 30, 2015, BMO Asset Management Corp. had approximately $36.6 billion in assets under management. BMO’s principal offices are located at 115 South LaSalle Street, 11th Floor, Chicago, IL 60603.

The following table provides information on the principal executive officers and directors of BMO.

Name	Title/Responsibilities	Address
Barry Sean McInerney	Director and Chief Executive Officer	115 South LaSalle Street, 11th Floor, Chicago, IL 60603
Barry Merritt Cooper	Chairman	115 South LaSalle Street, 11th Floor, Chicago, IL 60603
Rajiv Rai Silgardo	Director	115 South LaSalle Street, 11th Floor, Chicago, IL 60603
Steven Jeffrey Arquilla	Director and Chief Operating Officer	115 South LaSalle Street, 11th Floor, Chicago, IL 60603
Phillip Edward Enochs	Director	115 South LaSalle Street, 11th Floor, Chicago, IL 60603
Craig Anthony Rawlins	Director and Chief Investment Officer	115 South LaSalle Street, 11th Floor, Chicago, IL 60603
Carol Peka Flick	Chief Financial Officer	115 South LaSalle Street, 11th Floor, Chicago, IL 60603
Christopher Begy	Director	115 South LaSalle Street, 11th Floor, Chicago, IL 60603
Richard Charles Wilson	Director	115 South LaSalle Street, 11th Floor, Chicago, IL 60603
Matthew Bradley Wallace	Chief Compliance Officer	115 South LaSalle Street, 11th Floor, Chicago, IL 60603
Afrodete Viki Lazaris	Director	115 South LaSalle Street, 11th Floor, Chicago, IL 60603

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

On October 20, 2015, the Board of Trustees (the “Board”) and the Trustees who are not interested persons (as defined in the Investment Company Act of 1940) (the “Independent Trustees”) of Columbia Funds Series Trust I (the “Trust”) unanimously approved, for an initial two-year term, the Subadvisory Agreement (the “Subadvisory Agreement”) between Columbia Management Investment Advisers, LLC ( “Columbia Management” or the “Investment Manager”) and BMO Asset Management Corp. (“BMO”) with respect to Active Portfolios® Multi-Manager Small Cap Equity Fund (the “Fund”), a series of the Trust. The Board noted its considerations at meetings held in connection with the continuation of the Investment Management Services Agreement (the “Advisory Agreement”) and the Subadvisory Agreements between Columbia Management and Conestoga Capital Advisors, LLC, Dalton, Greiner, Hartman, Maher & Co. LLC, and EAM Investors, LLC, each with respect to the Fund, as well as its considerations in approving an agreement (the “Management Agreement”) combining the Advisory Agreement and the Fund’s existing administrative services agreement (the “Administrative Services Agreement”) in a single agreement to be effective for the Fund on January 1, 2016, the Fund’s next annual prospectus update.

In connection with its deliberations regarding the proposed Subadvisory Agreement, the Board requested and evaluated materials from Columbia Management and others regarding the Fund and the Subadvisory Agreement, and discussed these materials with representatives of Columbia Management at the Board meeting held on October 20, 2015. The Board also consulted with Fund counsel and with the Independent Trustees’ independent legal counsel, who advised on various matters with respect to the Board’s considerations and otherwise assisted the Board in its deliberations. As part of these deliberations, the Board considered the ability of Columbia Management, subject to the approval of the Board, to modify or enter into new subadvisory agreements without a shareholder vote pursuant to an exemptive order of the Securities and Exchange Commission.

The Board considered all information that the Board, its legal counsel or Columbia Management believed reasonably necessary to evaluate and to determine whether to approve the Subadvisory Agreement. The information and factors considered by the Board in approving the Subadvisory Agreement included the following:

•	The terms and conditions of the Subadvisory Agreement;

•	Information regarding the reputation, regulatory history and resources of the Subadviser, including information regarding senior management, portfolio managers and other personnel of the Subadviser;

•	Information regarding the capabilities of the Subadviser with respect to compliance monitoring services, including an assessment of the Subadviser’s compliance system by the Fund’s Chief Compliance Officer;

•	The subadvisory fees to be charged to Columbia Management under the Subadvisory Agreement;

•	Columbia Management’s agreement to contractually limit or cap total operating expenses for the Fund so that total operating expenses (excluding certain fees and expenses, such as portfolio transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) would not exceed a specified percentage of the Fund’s average annual net assets from January 1, 2016 through December 31, 2016; and

•	Descriptions of various functions performed by the Subadviser under the Subadvisory Agreement, including portfolio management and portfolio trading practices.

Nature, Extent and Quality of Services Provided under the Subadvisory Agreement

The Board considered the nature, extent and quality of services to be provided to the Fund by the Subadviser under the Subadvisory Agreement, and the resources dedicated to the Fund by the Subadviser. The Board considered, among other things, the Subadviser’s ability to attract, motivate and retain highly qualified research, advisory and supervisory investment professionals (including personnel and other resources, reputation and other attributes), the portfolio management services provided by those investment professionals, and the quality of the Subadviser’s investment research capabilities.

The Board also considered the professional experience and qualifications of the senior personnel of the Subadviser, which included consideration of the Subadviser’s experience with similarly-structured accounts, and the ability of the Subadviser to accommodate the significant increase in its assets under management to be represented by the Fund. The Board noted the compliance program of the Subadviser and reviewed its code of ethics. In evaluating the nature, extent and quality of services provided under the Subadvisory Agreement, the Board considered that these services were provided to the Fund, rather than directly to Fund shareholders. The Board accordingly affirmed, after considering various other matters, including the potential benefits to the Fund and its shareholders of the Independent Trustees’ important role as pre-suit gatekeepers with respect to claims that they may determine are meritless or contrary to the Fund’s best interests, that it was not the intention of the Board or Columbia Management that there be any third-party beneficiaries of the Subadvisory Agreement.

The Board also considered the diligence and selection process undertaken by Columbia Management to select the Subadviser. After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the nature, extent and quality of the services provided to the Fund under the Subadvisory Agreement supported the approval of the Subadvisory Agreement.

Investment Performance

The Board reviewed information about the performance of the Fund over various time periods, including performance information relative to benchmarks and information based on reports of the independent third-party data provider that compared the performance of the Fund to the performance of a group of comparable mutual funds. The Board noted that, through September 30, 2015, the Fund’s performance was in the forty-ninth percentile and the fiftieth percentile (where the best performance would be in the first percentile) of its category selected by the independent third-party data provider for the purposes of performance comparisons for the one- and three-year periods, respectively.

The Board considered the Subadviser’s performance and reputation generally. The Board also considered the Subadviser’s investment performance, including its absolute and risk-adjusted returns, noting that the Subadviser had delivered strong performance results over the one-, three- and five-year periods for its Disciplined Small-Cap Value Strategy, using a strategy substantially similar to that proposed for its sleeve of the Fund. After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the anticipated performance of the sleeve managed by the Subadviser supported approval of the Subadvisory Agreement.

Subadvisory Fee Rates and Other Expenses

The Board considered the subadvisory fees to be charged to the Fund under the Subadvisory Agreement, and the total expenses to be incurred by the Fund. The Board also considered the fees that the Subadviser charges to its other clients, and noted that Columbia Management pays the fees of the Subadvisers.

After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the subadvisory fee rates and expenses of the Fund were sufficient, in light of other considerations, to warrant the approval of the Subadvisory Agreement.

Costs of Services Provided and Profitability

The Board noted that in relation to its review of the Subadvisory Agreement, it had considered information provided by Columbia Management with respect to estimated costs of services and profitability. When reviewing profitability, the Board also considered court cases in which adviser profitability was an issue in whole or in part, the performance of similarly managed funds, the performance of the Fund, and the expense ratio of the Fund. Because the Subadvisory Agreement was negotiated at arms-length by Columbia Management, which is responsible for payments to the Subadviser, the Board did not consider the profitability to the Subadviser of its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the costs of services provided and the profitability to Columbia Management and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreement.

Economies of Scale

The Board considered the potential existence of economies of scale in the provision by Columbia Management of services to the Fund, to groups of related funds, and to Columbia Management’s investment advisory clients as a whole, and whether those economies of scale were shared with the Fund through breakpoints in investment advisory fees or other means, such as expense limitation arrangements and additional investments by Columbia

Management in investment, trading and compliance resources. The Board noted that the investment advisory and management fee schedules for the Fund contained breakpoints that would reduce the fee rate on assets above specified threshold levels.

The Board noted that the breakpoints in the Management Agreement did not occur at the same levels as the breakpoints in the Subadvisory Agreement. The Board noted that absent a shareholder vote, Columbia Management would bear any increase in fees payable under the Subadvisory Agreement. The Board also noted the potential challenges of seeking to tailor the Management Agreement breakpoints to those of a subadvisory agreement in this context, and the effect that capacity constraints on a subadviser’s ability to manage assets could potentially have on the ability of Columbia Management to achieve economies of scale, as new subadvisers may need to be added as the Fund grows, increasing Columbia Management’s cost of compensating and overseeing the Fund’s subadvisers.

In considering these matters, the Board also considered the costs of the services provided and the profitability to Columbia Management and its affiliates from their relationships with the Fund, as discussed above. After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the extent to which any economies of scale were expected to be shared with the Fund supported the approval of the Subadvisory Agreement.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to recommend or approve the proposed Subadvisory Agreement. In its deliberations, the Trustees did not identify any particular information that was all-important or controlling, and individual Trustees may have attributed different weights to the various factors. Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent legal counsel, the Board, including the Independent Trustees, voting separately, unanimously approved the Subadvisory Agreement.

FUND ASSETS

For a mutual fund managed in part by multiple subadvisers, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers and by the Investment Manager, and may change these proportions at any time. On October 23, 2015, the Fund’s assets were managed as follows:

Investment Manager	Conestoga Capital Advisors, LLC	Dalton, Greiner, Hartman, Maher & Co., LLC	EAM Investors, LLC
21% (small cap value sleeve) 19% (liquidity sleeve)	20%	21%	19%

As of October 26, 2015, the Fund’s assets were managed as follows:

Investment Manager	BMO	Conestoga Capital Advisors, LLC	Dalton, Greiner, Hartman, Maher & Co., LLC	EAM Investors, LLC
20%	20%	20%	20%	20%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, Columbia Management and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

Columbia Management serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, calling 800.345.6611 or visiting columbiathreadneedle.com/us.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of August 31, 2015, American Enterprise Investment Service, 707 2nd Avenue S, Minneapolis, MN 55402-2405 held 100% of the Fund’s Class A shares.

As of August 31, 2015, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

TAX102_08_004_(12/15)